Exhibit 99.1

Fortress Reports Fourth Quarter & Year End 2012 Results

Announces Dividend of $0.06 per Share

New York, NY. February 27, 2013 – Fortress Investment Group LLC (NYSE: FIG) today reported its fourth quarter and year end 2012 financial results.

FINANCIAL SUMMARY

•	Announced 20% increase in base quarterly dividend to $0.06 per dividend paying share, effective for the fourth quarter of 2012 and full year 2013

•	Repurchased 51.3 million dividend paying shares at a price of $3.50 per share, representing approximately 10% of dividend-paying shares outstanding

•	Assets under management (“AUM”) of $53.4 billion as of December 31, 2012, an increase of 4% from the third quarter of 2012 and 22% from the fourth quarter of 2011

•	GAAP net income of $222 million and $219 million for the fourth quarter and year ended December 31, 2012, respectively; GAAP book value per share of $2.60 as of December 31, 2012

•

Pre-tax distributable earnings (“DE”) of $107 million and $278 million for the fourth quarter and year ended December 31, 2012, respectively, compared to pre-tax DE of $50 million and $242 million for the fourth quarter and year ended December 31, 2011, respectively

•

Pre-tax DE per dividend paying share of $0.20 and $0.52 for the fourth quarter and year ended December 31, 2012, respectively, compared to pre-tax DE per dividend paying share of $0.09 and $0.46 for the fourth quarter and year ended December 31, 2011, respectively

•	Net cash and investments of $2.48 per dividend paying share as of December 31, 2012, up from $2.17 per dividend paying share as of December 31, 2011

•	$649 million of embedded unrecognized incentive income across our funds and options in our permanent capital vehicles as of December 31, 2012

•	Uncalled capital, or “dry powder,” of $6.2 billion as of December 31, 2012, including approximately $5.0 billion in newer vintage funds available for general investment purposes

•	Subsequent to year end, entered into a new $150 million revolving credit facility maturing in February 2016

BUSINESS HIGHLIGHTS

•	Raised $1.5 billion of capital across alternatives businesses in the fourth quarter, bringing total alternative capital raised in 2012 to $6.7 billion

•	Recorded $0.2 billion of net client outflows for Logan Circle in the fourth quarter, bringing total net client inflows in 2012 to $5.7 billion

•	Delivered strong investment performance across all businesses:

•

Net fourth quarter 2012 returns of 4.2% in the Drawbridge Special Opportunities Fund LP, 6.0% in the Fortress Macro Funds and 9.5% in the Fortress Asia Macro Funds; net full year 2012 returns of 17.9%, 17.8% and 21.2%, respectively

•	Private Equity fund valuations increased 3.9% during the quarter, and 25.4% in 2012

•	Net annualized inception-to-date IRRs through year end for the Credit Opportunities Fund and Credit Opportunities Fund II of 26.9% and 18.5%, respectively

•	13 of 15 Logan Circle strategies outperformed respective benchmarks in the fourth quarter and 14 of 15 strategies outperformed respective benchmarks in 2012

•	Subsequent to year end, raised $764 million of permanent equity capital for Newcastle Investment Corp.

“We set and achieved aggressive objectives for 2012, and broad-based momentum built into the close of the year and carried into 2013,” said Randal Nardone, interim Chief Executive Officer. “Our fourth quarter distributable earnings were the highest we have recorded in two years, and we believe only begin to reflect the potential of our company. Investment performance, the most important driver of our success, was outstanding across all of our businesses in 2012, and early 2013 returns in our main Liquid Markets funds have built further on 2012 results. Our strong performance has contributed to robust capital raising, with commitments from new and existing investors totaling $6.7 billion for 2012, and over $1.6 billion in the first two months of 2013. We are pleased with our performance to date and optimistic about our prospects looking ahead.”

“We announced today a 20% increase in our base quarterly dividend, to $0.06 per dividend paying share. This increase reflects visibility into higher management fees in the near-term, driven by the substantial amount of capital raised over the past 14 months, and expectations for increases in AUM going forward. This action supplements a $179 million, or $0.36 per dividend paying share, investment made in the fourth quarter to repurchase nearly 10% of outstanding shares at a substantial discount. We believe that these actions will generate significant value for our current investors in 2013 and beyond.”

SUMMARY FINANCIAL RESULTS

Fortress’s business model is highly diversified, and management believes that this positions the company to capitalize on opportunities for investing, capital formation and harvesting profits that can occur at different points in any cycle for our individual businesses. Fortress’s business model generates stable and predictable management fees, which is a function of the majority of alternative assets under management residing in long-term investment structures. Fortress’s alternatives businesses also generate variable incentive income based on performance, and this incentive income can contribute meaningfully to financial results. Balance sheet investments represent a third component of Fortress’s business model, and the company has built substantial value in these investments, which are made in Fortress funds alongside the funds’ limited partners.

The table below summarizes Fortress’s operating results for the fourth quarter and year ended December 31, 2012. The consolidated GAAP statement of operations and balance sheet are presented at the end of this press release.

	4Q	3Q	4Q	% Change		FY		% Change
	2012	2012	2011	QoQ	YoY	2012	2011	YoY
(in millions, except per share amount)
GAAP
Net income (loss)	$222	$7	$(234)	N/M	N/M	$219	$(1,117)	N/M
Net income (loss) attributable to Class A Shareholders	$102	$1	$(91)	N/M	N/M	$78	$(432)	N/M

Per diluted share	$0.24	$(0.04)	$(0.49)	N/M	N/M	$0.27	$(2.36)	N/M

Weighted average Class A shares outstanding, diluted	525	520	496			525	493

Distributable Earnings (non-GAAP)
Fund management DE	$105	$63	$53	67%	98%	$277	$253	9%
Pre-tax DE	$107	$64	$50	67%	114%	$278	$242	15%

Per dividend paying share/unit	$0.20	$0.12	$0.09	69%	124%	$0.52	$0.46	13%

Weighted average dividend paying shares and units outstanding	530	537	531			533	528

Assets Under Management
Private Equity	$14,271	$14,718	$12,466	-3%	14%	$14,271	$12,466	14%
Credit	13,414	11,753	12,208	14%	10%	13,414	12,208	10%
Liquid Markets	5,060	4,378	5,515	16%	-8%	5,060	5,515	-8%
Logan Circle	20,685	20,626	13,524	0%	53%	20,685	13,524	53%

Total Assets Under Management	$53,430	$51,475	$43,713	4%	22%	$53,430	$43,713	22%

CONSOLIDATED GAAP RESULTS

Fortress recorded GAAP net income of $222 million, or $0.24 per diluted share for the fourth quarter of 2012, compared with a GAAP net loss of $234 million, or $0.49 loss per diluted share, for the fourth quarter of 2011. Our diluted earnings per share for all periods presented includes the income tax effects to net income (loss) attributable to Class A Shareholders from the assumed conversion of Fortress Operating Group Units and fully vested Restricted Partnership Units to Class A shares.

The year-over-year improvement in Fortress’s GAAP results was primarily driven by higher incentive income and the expiration of the Principals Agreement and related compensation expense, a non-economic amortization expense that had accounted for approximately $4.8 billion in compensation expense between the first quarter of 2007 and the fourth quarter of 2011. No amounts were ever paid, or equity issued, in connection with this agreement. This agreement expired at the end of 2011 and will no longer impact Fortress’s financial results.

CONSOLIDATED SEGMENT RESULTS (NON-GAAP)

This section provides information about each of Fortress’s businesses: (i) Credit, (ii) Private Equity, (iii) Liquid Hedge Funds, and (iv) Logan Circle.

Fortress uses “distributable earnings,” or DE, as a primary metric to manage its businesses and gauge the company’s performance, and it uses DE exclusively to report segment results. Consolidated segment results are non-GAAP information and are not presented as a substitute for Fortress’s GAAP results. Fortress urges you to read “Non-GAAP Information” below.

	As of December 31, 2012
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle Partners
(in millions)	Total	Funds	Castles		Hedge Funds	PE Funds
Assets Under Management[1]	$53,430	$10,611	$3,660	$5,060	$5,665	$7,749	$20,685
Dry Powder	$6,150	$750	N/A	N/A	N/A	$5,400	N/A
Average Management Fee Rate[2]		1.2%	1.5%	1.7%	2.0%	1.4%	0.2%
Incentive Eligible NAV Above Incentive Income Threshold[3]	$16,269	$211	$—	$3,095	$4,627	$8,336	N/A
Undistributed Incentive Income: Unrecognized	$649	$11	$29	$6	$94	$509	N/A
Undistributed Incentive Income: Recognized	—	—	—	—	—	—	N/A

Undistributed Incentive Income[4]	$649	$11	$29	$6	$94	$509	N/A

	Three Months Ended December 31, 2012
	Total	Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle Partners
(in millions)		Funds	Castles		Hedge Funds	PE Funds
Third-Party Capital Raised	$1,485	$71	$6	$546	$31	$831	N/A

Segment Revenues
Management fees	$131	$31	$14	$19	$25	$34	$8
Incentive income	114	2	—	47	38	27	—

Total	245	33	14	66	63	61	8
Segment Expenses
Operating expenses	(91)	(11)	(4)	(23)	(16)	(26)	(11)
Profit sharing compensation expenses	(42)	(1)	—	(10)	(18)	(13)	—
Unallocated Expenses	1	—	—	—	—	—	—

Total	(132)	(12)	(4)	(33)	(34)	(39)	(11)

Principal Performance Payments	(8)	—	—	(3)	(4)	(1)	—

Fund Management DE	$105	$21	$10	$30	$25	$21	$(3)

Pre-tax Distributable Earnings	$107	$21	$10	$30	$25	$21	$(3)

Pre-tax DE was $107 million in the fourth quarter of 2012, up from $50 million in the fourth quarter of 2011. The year-over-year increase was primarily due to higher incentive income and management fees earned from our funds, partially offset by higher compensation related expenses.

Management fees were $131 million in the fourth quarter of 2012, up from $121 million for the fourth quarter of 2011, primarily due to higher management fees from the Credit Private Equity Funds and Logan Circle, partially offset by lower management fees from the Liquid and Credit Hedge Funds. Notably, 84% of the alternative assets under management at year end were in funds with long-term, locked-up structures, which provides for a stable, predictable base of management fees.

[1]

The Assets Under Management presented for the Credit Hedge Funds includes $496 million related to the third-party originated Value Recovery Funds. Fortress earns fees from the Value Recovery Funds based only on collections.

[2]	The Average Management Fee Rate presented for the Credit Hedge Funds excludes the third-party originated Value Recovery Funds. See footnote (1) above.
[3]

The Incentive Eligible NAV Above Threshold presented for hedge funds excludes sidepocket investments. The Incentive Eligible NAV Above Threshold presented for Private Equity Funds and Credit Private Equity Funds represents total fund NAV.

[4]

The Undistributed Incentive Income presented includes the impact of sidepocket investments on hedge funds. Undistributed Incentive Income for Private Equity Funds, Credit Private Equity Funds and hedge fund sidepocket and redeeming capital account (RCA) investments has not been recognized in Distributable Earnings and will be recognized when realized; Undistributed Incentive Income for other hedge fund investments was recognized in Distributable Earnings when earned. Undistributed Incentive Income for Private Equity Funds includes incentive income amounts of which Fortress is entitled to approximately 50%. Undistributed Incentive Income for Private Equity Castles includes incentive income that would have been recorded in Distributable Earnings if Fortress had exercised all of its in-the-money Newcastle options and sold all of the resulting shares at their December 31, 2012 closing price.

Incentive income recorded in the fourth quarter of 2012 totaled $114 million, compared to $46 million recorded in the fourth quarter of 2011. This year-over-year increase was driven by higher incentive income generated by the Liquid Hedge Funds, Credit Hedge Funds, Credit Private Equity Funds and Private Equity Funds. Additionally, Fortress had $649 million in undistributed, unrecognized incentive income based on investment valuations at December 31, 2012. This includes $620 million from our funds and $29 million from options in our permanent capital vehicles.

The Company’s segment revenues and distributable earnings will fluctuate materially depending upon the performance of its funds and the realization events within its private equity businesses, as well as other factors. Accordingly, the revenues and profits in any particular period should not be expected to be indicative of future results.

ASSETS UNDER MANAGEMENT

As of December 31, 2012, assets under management (“AUM”) totaled $53.4 billion, up 4% from $51.5 billion as of September 30, 2012 and up 22% from $43.7 billion as of December 31, 2011. During the fourth quarter of 2012, Fortress raised $1.4 billion of capital that was directly added to AUM, had a $1.4 billion increase in invested capital and had a $1.0 billion increase in its fund valuations. These increases to AUM were partially offset by (i) $1.4 billion of capital distributions to investors, (ii) $0.2 billion of RCA payments to Credit Hedge Fund investors and (iii) $0.2 billion of net client outflows for Logan Circle. As of December 31, 2012, the Private Equity Funds and Credit PE Funds had approximately $0.8 billion and $5.4 billion of uncalled capital, respectively, that will become assets under management if deployed/called. Uncalled capital in our Credit PE Funds includes $1.1 billion that is only available for follow-on investments, management fees and other fund expenses.

BUSINESS SEGMENT RESULTS

Below is a discussion of fourth quarter 2012 segment results and business highlights.

Credit:

•	Drawbridge Special Opportunities Fund LP had a net return of 4.2% for the fourth quarter of 2012 and 17.9% for the year ended December 31, 2012

•	Raised $0.9 billion of third party capital in the fourth quarter, bringing total capital raised in full year 2012 to $4.6 billion

•	Deployed $0.9 billion of capital during the quarter and distributed $0.4 billion of capital back to limited partners

•	Held final close for Fortress Japan Opportunity Fund II (“FJOF II”) at its cap of ¥130 billion, or approximately $1.7 billion

(See supplemental data on pages 19-20 for more detail on Credit results)

The Credit business, which includes our Credit Hedge Funds and Credit Private Equity Funds, generated pre-tax DE of $46 million in the fourth quarter of 2012, which is up from $29 million in the fourth quarter of 2011. During the fourth quarter, the business recorded $65 million of incentive income, comprised of $38 million from hedge funds and $27 million from private-equity style funds.

On a full year basis, pre-tax DE of $126 million is down slightly from $138 million for full year 2011. This is largely attributable to lower incentive income distributions from our private-equity style funds and higher compensation related expenses, partially offset by higher incentive income from our hedge funds.

In our Credit Hedge funds, the Drawbridge Special Opportunities Funds continued to deliver strong investment performance in the fourth quarter. The onshore fund had a net return of 4.2% in the quarter, bringing full year net returns to 17.9% through December 31, 2012. Net annualized inception-to-date returns in this fund increased to 11.1%. The Credit Hedge Fund segment had a total of $4.6 billion of incentive eligible NAV above performance thresholds as of December 31, 2012.

Fortress’s Credit Private Equity Funds also delivered strong investment performance in the fourth quarter, which contributed to a further increase in unrealized, undistributed incentive income. The Credit Opportunities Fund and Credit Opportunities Fund II had net annualized inception-to-date IRRs of 26.9% and 18.5%, respectively, through December 31, 2012. Unrealized, undistributed incentive income increased $79 million, or 18%, to $509 million in the fourth quarter and has increased $264 million, or 108%, since December 31, 2011.

The Credit team deployed $0.9 billion of dry powder for investments and returned $0.4 billion of capital to our investors in the quarter. For the year ended December 31, 2012, Credit deployed over $2.8 billion of dry powder and returned $2.2 billion of capital to investors. Total Credit Private Equity dry powder - capital committed to the funds but not yet generating management fees - was $5.4 billion as of year end. Of that total, $1.1 billion is only available for follow-on investments, management fees and other fund expenses.

Total capital raised during the fourth quarter and year ended December 31, 2012 was $0.9 billion and $4.6 billion, respectively. Capital raised in the fourth quarter was primarily for our second Japan real estate credit fund, FJOF II, which we successfully closed at its cap of ¥130 billion, or approximately $1.7 billion. FJOF II is a successor fund to the Fortress Japan Opportunity Domestic Fund (“FJOF”), which closed in June 2010 at its cap of approximately $800 million. FJOF had an inception-to-date net annualized IRR of 20.5% through December 31, 2012.

“Investment performance in 2012 was strong across our Credit private equity and hedge fund strategies,” said Pete Briger, Fortress co-Chairman and Credit business co-CIO. “Looking at investment opportunities today, we believe the Credit markets continue to price in far too much optimism and that actual risk exceeds perceived risk by a substantial margin. Over the longer-term, we believe the market should present more compelling opportunities further into the current cycle. The opportunity set that we see in the near- or medium-term will depend in large part on our broad sourcing capabilities and the extent to which European financial institutions accelerate their pace of deleveraging. We will remain patient and opportunistic investors, focused on generating outstanding risk-adjusted returns for our limited partners.”

Private Equity:

•	Fund portfolio investment valuations increased 3.9% in the fourth quarter of 2012, bringing full year 2012 appreciation to 25.4%

•	Raised $77 million of capital in the fourth quarter, bringing total alternative and permanent equity capital raised in full year 2012 to $1.1 billion

•	Subsequent to year end, raised $764 million of permanent equity capital for Newcastle Investment Corp.

•

Subsequent to year end, Newcastle announced plans to spin off all of its investments in mortgage servicing rights (“MSRs”) and other residential assets into a new publicly traded residential-focused mortgage REIT

•	Subsequent to year end, announced plans to sell remaining interest in SeaCube Container Leasing (NYSE: BOX)

(See supplemental data on page 18 for more detail on Private Equity results)

The Private Equity business, which includes Private Equity Funds and Castles, had pre-tax DE of $31 million in the fourth quarter of 2012, up slightly from $29 million in the fourth quarter of 2011. Full year 2012 pre-tax DE was $115 million, down $3 million from full year 2011, largely due to lower Private Equity Fund management fees that resulted from changes in the basis on which these fees are calculated in three funds, partially offset by increased Private Equity Fund incentive income. The majority of this incentive income was attributable to an $8 million reversal of previously recognized claw-back reserves recorded for Fund II.

Private Equity Fund investment performance in the fourth quarter and year ended December 31, 2012 was strong, with valuations in underlying investments increasing by 3.9% and 25.4%, respectively. Full year appreciation of these fund investments was driven primarily by our public company investments, which increased 65% in 2012.

During the quarter, fundraising activity included $71 million in capital raised for transportation and infrastructure investments in our WWTAI Fund. Subsequent to year end, we raised an additional $221 million of capital, bringing total capital raised to date for WWTAI to $372 million. For the year ended December 31, 2012, the Private Equity segment raised over $1.1 billion of capital and distributed over $1.0 billion of capital back to investors. Fundraising activity in 2012 was highlighted by the nearly $600 million launch of our MSR Opportunities Funds, as well as $435 million of permanent equity capital raised for Newcastle Investment Corp. (NYSE: NCT). NCT raised an additional $764 million of permanent equity capital in the first two months of 2013, bringing total permanent equity capital raised by NCT in the last 12 months to $1.2 billion.

In January 2013, NCT announced plans to spin off all of its investments in MSRs and certain other residential assets into a new publicly traded real estate investment trust, New Residential Investment Corp. (“New Residential”). New Residential will be externally managed by an affiliate of Fortress and will primarily target opportunistic investments in MSRs, RMBS, servicing advances, non-performing loans and other real estate related investments.

Also in January 2013, SeaCube Container Leasing announced an agreement to sell 100% of its outstanding shares for $23.00 per common share. SeaCube (NYSE: BOX) is the container leasing subsidiary of Seacastle Inc., an intermodal equipment leasing operator Fortress formed in 2007. At the time of the announcement, Fortress Funds owned 8.4 million SeaCube common shares in Fund III, Fund III Co, Fund IV and Fund IV Co.

“For Fortress Private Equity, 2012 was a pivotal year in which we delivered significant valuation gains in our main funds while building out new strategies that we believe will be transformative for our business over time,” said Wes Edens, Fortress co-Chairman and Private Equity CIO. “With 25% valuation gains in 2012, we’ve seen a $6 billion increase in our Private Equity investment valuations over the past three years, and we see growing potential to generate significant value in our most recent vintage funds. We also had great success in raising capital for new sector-specific funds - WWTAI and our MSR Opportunities Funds - and in raising permanent equity capital through Newcastle. Altogether, we have raised over $2.1 billion in sector-specific funds and permanent equity over the past 14 months. We believe that the opportunities we are focused on can attract meaningful capital in strategies that can generate substantial long-term value and growth.”

Liquid Hedge Funds:

•	Fortress Macro Fund had a net return of 6.0% for the fourth quarter of 2012 and 17.8% for the year ended December 31, 2012

•	Fortress Asia Macro Fund had a net return of 9.5% for the fourth quarter of 2012 and 21.2% for the year ended December 31, 2012

•	Raised approximately $546 million in new third-party capital during the quarter, bringing total third-party capital raised in 2012 to $1.0 billion

•	Fortress Asia Macro Fund was named “Best Global Macro Fund” at the HFMWeek 2012 Asia Performance Awards

(See supplemental data on page 21 for more detail on Liquid Hedge Funds results)

The Liquid Hedge Funds generated pre-tax DE of $30 million in the fourth quarter of 2012 and $45 million for the year ended December 31, 2012. Pre-tax DE was up $22 million from the previous quarter, largely a result of increased incentive income from continued positive investment performance.

Net returns for the fourth quarter of 2012 for the Fortress Macro Funds, Fortress Asia Macro Funds and Fortress Partners Funds were 6.0%, 9.5% and 1.0%, respectively. Net returns for the year ended December 31, 2012 for the Fortress Macro Funds, Fortress Asia Macro Funds and Fortress Partners Funds were 17.8%, 21.2% and 8.0%, respectively.

In 2012, the Liquid Hedge Funds generated $68 million of incentive income, $47 million of which was generated in the fourth quarter. This is primarily attributable to strong full year performance bringing nearly all main Fortress Macro Fund capital above high water marks and thus eligible to generate incentive income. In aggregate, approximately $3.1 billion of capital was above respective high water marks at year end, a $2.9 billion increase from the end of last year.

Liquid Hedge Funds finished the fourth quarter with $5.1 billion of AUM, up 16% from the previous quarter primarily due to $546 million of capital raised and $267 million of appreciation, partially offset by $80 million of redemptions. As of December 31, 2012, there were $0.4 billion of Liquid Hedge Fund redemption notices outstanding, which will be paid primarily within one quarter.

Positive investment performance and capital raising momentum has continued in 2013, as the Fortress Macro Funds and Fortress Asia Macro Funds had estimated year-to-date net returns of 4.5% and 1.7%, respectively, through February 22, 2013. Subsequent to year end, the Liquid Hedge Funds have raised nearly $600 million of additional capital, which will be added to AUM in the first quarter of 2013.

“Our investment returns in the Fortress Macro Fund and Asia Macro Fund placed us in the top tier of our industry,” said Mike Novogratz, Fortress Principal and co-CIO of Macro Funds. “Net returns of nearly 18% in Macro and over 21% in Asia Macro reflect the type of performance we strive to deliver for our limited partners, and we are off to a strong start in 2013. As a result of our performance, we have seen a significant increase in capital raised, with nearly $550 million in the fourth quarter, over half our total for the year. With over $3 billion, virtually all main fund NAV, over high water marks at the close of 2012, we are positioned well to deliver strong financial performance in 2013.”

Logan Circle:

•

13 of 15 Logan Circle investment strategies outperformed their respective benchmarks for the fourth quarter of 2012, and 14 of 15 strategies outperformed respective benchmarks for the year ended December 31, 2012

•	Total traditional fixed income AUM rose to $20.7 billion as of quarter end, an increase of 53% from the fourth quarter of 2011

•	Net client outflows were $0.2 billion in the fourth quarter of 2012, bringing net client inflows to $5.7 billion for the year ended December 31, 2012

(See supplemental data on page 22 for more detail on Logan Circle results)

Logan Circle, our traditional asset management business, generated a pre-tax DE loss of $3 million and $10 million in the fourth quarter and year ended December 31, 2012, respectively. This compares to a pre-tax DE loss of $5 million and $17 million in the fourth quarter and year ended December 31, 2011, respectively. The year-over-year improvement is primarily due to an increase in management fees driven by a $7.2 billion increase in assets under management.

Logan Circle’s strategies continued to deliver strong investment performance, with 13 of Logan Circle’s 15 strategies outperforming their respective benchmarks for the fourth quarter of 2012 and 14 of 15 strategies outperforming respective benchmarks for the year ended December 31, 2012. Notably, 14 of 15 Logan Circle strategies have also outperformed their respective benchmarks since inception and eight are ranked in the top quartile of performance for their competitor universe.

Logan Circle had $20.7 billion in AUM at the end of the quarter, flat compared to the previous quarter and a 53% increase compared to the fourth quarter of 2011. The $7.2 billion annual increase in AUM was driven by net client inflows of $5.7 billion and performance appreciation of $1.5 billion. Logan Circle’s AUM has grown over 80% since Fortress completed the acquisition in April 2010.

“For Logan Circle, 2012 was an extremely successful year, in which we saw sustained investment outperformance and capital raising efforts that hit an entirely new trajectory,” said Jude Driscoll, Logan Circle Partners Chief Executive Officer. “We captured significant market share during the year, with strong demand for our fixed-income strategies from an increasingly broad universe of investors. As a result, our AUM increased by over 50% over last year, and our current pipe-line for potential additional commitments is robust. We remain focused on building further on our record of strong investment performance, and believe we are well-positioned to generate substantial organic growth and to become a material contributor to Fortress’s profitability over time.”

Principal Investments:

The Principal Investments segment, which is comprised of Fortress’s investments in its own funds, generated pre-tax DE of $2 million and $1 million for the fourth quarter and year ended December 31, 2012, respectively, compared to a pre-tax DE loss of $3 million and $11 million for the fourth quarter and year ended December 31, 2011, respectively. This year-over-year improvement is largely a result of the positive performance of our investments in our funds and a decline in interest expense.

As of December 31 2012, Principal Investments had segment assets (excluding cash and cash equivalents) totaling $1.2 billion, up 16% from December 31, 2011. As of December 31, 2012, Fortress had a total of $156 million of outstanding commitments to its funds.

In addition, as of December 31, 2012, the net asset value of Fortress’s Principal Investments exceeded its segment cost basis by $469 million, representing net unrealized gains that have not yet been recognized for segment reporting purposes. This is up 61%, or $179 million, from December 31, 2011.

LIQUIDITY & CAPITAL

As of December 31, 2012, Fortress had cash and cash equivalents of $104 million, down from $333 million as of December 31, 2011. As of January 31, 2013, Fortress had cash and cash equivalents of $312 million.

In October 2012, the completed sale of private equity portfolio company RailAmerica resulted in Fortress receiving aggregate proceeds of $182 million. Fortress used these proceeds to pay down in full its remaining corporate term loan balance of $181 million.

In connection with the purchase of 51.3 million class A or equivalent shares from a former Principal for an aggregate of $179 million in December 2012, Fortress issued a $149 million promissory note to the Principal, which bears interest at 5% and matures based on the following schedule: $40 million in March 2013, $20 million in June 2013, $30 million in September 2013 and $59 million in February 2014.

In February 2013, Fortress terminated its existing $60 million revolving credit facility and entered into a new $150 million facility with a $15 million letter of credit subfacility.

DIVIDEND

Fortress’s Board of Directors declared a fourth quarter 2012 dividend of $0.06 per dividend paying share, bringing full year 2012 distributions to $0.21 per dividend paying share. The dividend is payable on March 15, 2013 to Class A shareholders of record as of the close of business on March 12, 2013.

Fortress announced an increase in its base quarterly dividend, effective for the fourth quarter of 2012 and full year 2013, to $0.06 per dividend paying share, up 20% from $0.05 per dividend paying share.

The declaration and payment of any distributions are at the sole discretion of the Board of Directors, which may decide to change its distribution policy at any time. Please see below for information on the U.S. federal income tax implications of the dividend.

NON-GAAP INFORMATION

Distributable earnings, or DE, is a primary metric used by management to measure Fortress’s operating performance. Consistent with GAAP, DE is the sole measure that management uses to manage, and thus report on, Fortress’s segments, namely: Private Equity, Castles, Credit Hedge Funds, Credit Private Equity Funds, Liquid Hedge Funds, Logan Circle and Principal Investments. DE differs from GAAP net income in a number of material ways. For a detailed description of the calculation of DE, see note 11 in the financial statements included in the Company’s most recent annual report on Form 10-K, or note 10 to the financial statements included in the Company’s most recent quarterly report on Form 10-Q.

Fortress aggregates its segment results to report consolidated segment results, as shown in the table under “Summary Financial Results” and in the “total” column of the table under “Consolidated Segment Results (Non-GAAP).” The consolidated segment results are non-GAAP financial information. Management believes that consolidated segment results provide a meaningful basis for comparison among present and future periods. However, consolidated segment results should not be considered a substitute for

Fortress’s consolidated GAAP results. The exhibits to this release contain reconciliations of the components of Fortress’s consolidated segment results to the comparable GAAP measures, and Fortress urges you to review these exhibits.

CONFERENCE CALL

Management will host a conference call today, Wednesday, February 27, 2013 at 10:00 A.M. Eastern Time. A copy of the earnings release is posted to the Investor Relations section of Fortress’s website, www.fortress.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-888-243-2046 (from within the U.S.) or 1-706-679-1533 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Year End Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on Friday, March 8, 2013 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “98939994.”

INVESTOR & MEDIA RELATIONS CONTACT

Gordon E. Runté

Fortress Investment Group

+1-212-798-6082

grunte@fortress.com

ABOUT FORTRESS

Fortress Investment Group LLC (NYSE: FIG) is a leading, highly diversified global investment management firm with $53.4 billion in assets under management as of December 31, 2012. Fortress applies its deep experience and specialized expertise across a range of investment strategies - private equity, credit, liquid hedge funds and traditional fixed income - on behalf of over 1,400 institutional clients and private investors worldwide. For more information regarding Fortress Investment Group LLC or to be added to its e-mail distribution list, please visit www.fortress.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Fortress’s sources of management fees, incentive income and investment income (loss), estimated fund performance and the amount and source of expected capital commitments. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund or redemption amounts may differ, possibly materially, from these forward-looking statements, and any such differences could cause the Company’s actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

For U.S. federal income tax purposes, the dividend declared in February 2013 will be treated as a partnership distribution. Based on the best information currently available, when calculating withholding taxes, 2.30 cents of the per share distribution will be treated as U.S. source interest income. Accordingly, for non-U.S. holders of Class A shares, unless an exception to withholding tax applies, the distribution will be subject to a U.S. federal withholding tax of 0.69 cents per share. Non-U.S. holders of Class A shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on certain types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. In addition, non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

Fortress Investment Group LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenues
Management fees: affiliates	$119,155	$111,036	$456,090	$464,305
Management fees: non-affiliates	13,083	10,455	45,617	58,096
Incentive income: affiliates	207,444	110,942	246,438	155,303
Incentive income: non-affiliates	24,598	666	26,162	1,917
Expense reimbursements from affiliates	50,987	42,128	189,304	172,465
Other revenues	2,373	1,109	6,258	6,542

	417,640	276,336	969,869	858,628

Expenses
Interest expense	3,904	4,643	15,781	18,526
Compensation and benefits	213,092	170,801	750,359	706,060
Principals agreement compensation (expired in 2011)	—	299,448	—	1,051,197
General, administrative and other	33,784	36,181	127,149	145,726
Depreciation and amortization (including impairment)	3,213	3,285	14,931	33,399

	253,993	514,358	908,220	1,954,908

Other Income (Loss)
Gains (losses)	19,379	(3,303)	48,921	(30,054)
Tax receivable agreement liability adjustment	(1,935)	3,214	(8,870)	3,098
Earnings (losses) from equity method investees	46,113	15,518	156,530	41,935

	63,557	15,429	196,581	14,979

Income (Loss) Before Income Taxes	227,204	(222,593)	258,230	(1,081,301)
Income tax benefit (expense)	(5,157)	(11,542)	(39,408)	(36,035)

Net Income (Loss)	$222,047	$(234,135)	$218,822	$(1,117,336)

Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	$119,840	$(142,646)	$140,538	$(685,821)

Net Income (Loss) Attributable to Class A Shareholders	$102,207	$(91,489)	$78,284	$(431,515)

Dividends Declared Per Class A Share	$0.05	$—	$0.20	$—

Earnings (Loss) Per Class A Share
Net income (loss) per Class A share, basic	$0.40	$(0.48)	$0.29	$(2.34)

Net income (loss) per Class A share, diluted	$0.24	$(0.49)	$0.27	$(2.36)

Weighted average number of Class A shares outstanding, basic	220,660,135	190,487,829	214,399,422	186,662,670

Weighted average number of Class A shares outstanding, diluted	525,242,510	496,345,580	524,900,132	493,392,235

Fortress Investment Group LLC

Consolidated Balance Sheets

(dollars in thousands)

	December 31, 2012	December 31, 2011
Assets
Cash and cash equivalents	$104,242	$333,166
Due from affiliates	280,557	298,689
Investments	1,249,761	1,079,777
Deferred tax asset	402,135	400,196
Other assets	124,798	108,858

	$2,161,493	$2,220,686

Liabilities and Equity

Liabilities
Accrued compensation and benefits	$146,911	$247,024
Due to affiliates	357,407	354,158
Deferred incentive income	231,846	238,658
Debt obligations payable	149,453	261,250
Other liabilities	59,226	57,204

	944,843	1,158,294

Commitments and Contingencies

Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 218,286,342 and 189,824,053 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	—	—
Class B shares, no par value, 750,000,000 shares authorized, 249,534,372 and 305,857,751 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	—	—
Paid-in capital	2,119,102	1,972,711
Retained earnings (accumulated deficit)	(1,486,578)	(1,484,120)
Treasury Shares (2,082,684 Class A shares held by subsidiary)	(3,419)	—
Accumulated other comprehensive income (loss)	(2,634)	(1,160)

Total Fortress shareholders’ equity	626,471	487,431
Principals’ and others’ interests in equity of consolidated subsidiaries	590,179	574,961

Total Equity	1,216,650	1,062,392

	$2,161,493	$2,220,686

Fortress Investment Group LLC

Exhibit 1-a

Supplemental Data for the Three Months Ended December 31, 2012 and 2011

	Three Months Ended December 31, 2012
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle	Principal
(in millions)	Total	Funds	Castles		Hedge Funds	PE Funds		Investments

Assets Under Management
AUM - October 1, 2012	$51,475	$11,113	$3,605	$4,378	$5,663	$6,090	$20,626	$—
Capital raised	1,408	—	—	546	31	831	—	—
Equity raised (Permanent capital vehicles)	6	—	6	—	—	—	—	—
Increase in invested capital	1,426	65	—	7	1	1,353	—	—
Redemptions	(106)	—	—	(80)	(26)	—	—	—
SPV distribution	—	—	—	—	—	—	—	—
RCA distributions [5]	(198)	—	—	—	(198)	—	—	—
Return of capital distributions	(1,351)	(894)	—	(57)	—	(400)	—	—
Adjustment for reset date	—	—	—	—	—	—	—	—
Crystallized Incentive Income	(6)	—	—	(1)	(5)	—	—	—
Equity buyback	—	—	—	—	—	—	—	—
Net Client Flows	(225)	—	—	—	—	—	(225)	—
Income (loss) and foreign exchange	1,001	327	49	267	199	(125)	284	—

AUM - Ending Balance	53,430	10,611	3,660	5,060	5,665	7,749	20,685	—

Third-Party Capital Raised	$1,485	$71	$6	$546	$31	$831	$—	$—

Segment Revenues
Management fees	$131	$31	$14	$19	$25	$34	$8	$—
Incentive income	114	2	—	47	38	27	—	—

Total	245	33	14	66	63	61	8	—

Segment Expenses
Operating expenses	$(91)	$(11)	$(4)	$(23)	$(16)	$(26)	$(11)	$—
Profit sharing compensation expenses	(42)	(1)	—	(10)	(18)	(13)	—	—
Unallocated Expenses	1	—	—	—	—	—	—	—

Total	(132)	(12)	(4)	(33)	(34)	(39)	(11)	—

Fund Management DE (before Principal Performance Payments)	113	21	10	33	29	22	(3)	—

Principal Performance Payments	(8)	—	—	(3)	(4)	(1)	—	—

Fund Management DE	105	21	10	30	25	21	(3)	—

Investment Income	6							6
Interest Expense	(4)							(4)

Pre-tax Distributable Earnings	$107	$21	$10	$30	$25	$21	$(3)	$2

Pre-tax Distributable Earnings per Dividend Paying Share	$0.20

	Three Months Ended December 31, 2011
		Private Equity		Liquid Hedge Funds	Credit Funds			Principal
(in millions)	Total	Funds	Castles		Hedge Funds	PE Funds	Logan Circle	Investments
Assets Under Management
AUM - October 1, 2011	$43,619	$9,471	$3,237	$6,165	$6,214	$5,619	$12,913	$—
Capital raised	198	—	—	177	21	—	—	—
Equity raised	—	—	—	—	—	—	—	—
Increase in invested capital	1,060	13	—	14	—	1,033	—	—
Redemptions	(722)	—	—	(722)	—	—	—	—
SPV distribution	—	—	—	—	—	—	—	—
RCA distributions [5]	(254)	—	—	—	(254)	—	—	—
Return of capital distributions	(384)	(4)	—	—	(21)	(359)	—	—
Adjustment for reset date	—	—	—	—	—	—	—	—
Crystallized Incentive Income	—	—	—	—	—	—	—	—
Net Client Flows	365	—	—	—	—	—	365	—
Income (loss) and foreign exchange	(169)	(195)	(56)	(119)	16	(61)	245	—

AUM - Ending Balance	$43,713	$9,285	$3,181	$5,515	$5,976	$6,232	$13,524	$—

Third-Party Capital Raised	$1,818	$—	$—	$177	$21	$1,620	$—	$—

Segment Revenues
Management fees	$121	$30	$14	$25	$26	$21	$5	$—
Incentive income	46	—	—	—	28	18	—	—

Total	167	30	14	25	54	39	5	—

Segment Expenses
Operating expenses	$(89)	$(7)	$(8)	$(20)	$(33)	$(11)	$(10)	$—
Profit sharing compensation expenses	(25)	—	—	(5)	(12)	(8)	—	—

Total	(114)	(7)	(8)	(25)	(45)	(19)	(10)	—

Fund Management DE	53	23	6	—	9	20	(5)	—

Investment Income	2							2
Interest Expense	(5)							(5)

Pre-tax Distributable Earnings	$50	$23	$6	$—	$9	$20	$(5)	$(3)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.09

[5]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 1-b

Supplemental Data for the Year Ended December 31, 2012 and 2011

	Full Year Ended December 31, 2012
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle	Principal
(in millions)	Total	Funds	Castles		Hedge Funds	PE Funds		Investments
Assets Under Management
AUM - January 1, 2012	$43,713	$9,285	$3,181	$5,515	$5,976	$6,232	$13,524	$—
Capital raised	2,298	—	—	993	247	1,058	—	—
Equity raised	450	—	450	—	—	—	—	—
Increase in invested capital	3,008	163	—	7	21	2,817	—	—
Redemptions	(2,082)	—	—	(2,045)	(37)	—	—	—
SPV distributions	—	—	—	—	—	—	—	—
RCA distributions [6]	(1,100)	—	—	—	(1,100)	—	—	—
Return of capital distributions	(3,326)	(1,036)	—	(93)	(233)	(1,964)	—	—
Adjustment for reset date	(331)	—	—	—	—	(331)	—	—
Crystallized incentive income	(79)	—	—	(3)	(76)	—	—	—
Equity buyback	—	—	—	—	—	—	—	—
Net Client Flows	5,710	—	—	—	—	—	5,710	—
Income (loss) and foreign exchange	5,169	2,199	29	686	867	(63)	1,451	—

AUM - Ending Balance	53,430	10,611	3,660	5,060	5,665	7,749	20,685	—

Third-Party Capital Raised	$6,685	$691	$450	$993	$247	$4,304	$—	$—

Segment Revenues
Management fee	$479	$120	$56	$77	$101	$98	$27	$—
Incentive income	278	11	—	68	130	69	—	—

Total	757	131	56	145	231	167	27	—

Segment Expenses
Operating expenses	$(336)	$(41)	$(26)	$(74)	$(63)	$(95)	$(37)	$—
Profit sharing compensation expenses	(125)	(4)	—	(21)	(63)	(37)	—	—
Unallocated Expenses	$1	$—	$—	$—	$—	$—	$—	$—

Total	(460)	(45)	(26)	(95)	(126)	(132)	(37)	—

Fund Management DE (before Principal Performance Payments)	297	86	30	50	105	35	(10)	—

Principal Performance Payments	(20)	—	(1)	(5)	(13)	(1)	—	—

Fund Management DE	277	86	29	45	92	34	(10)	—

Investment Income	16							16
Interest Expense	(15)							(15)

Pre-tax Distributable Earnings	$278	$86	$29	$45	$92	$34	$(10)	$1

Pre-tax Distributable Earnings per Dividend Paying Share	$0.52

	Full Year Ended December 31, 2011
		Private Equity		Liquid Hedge Funds	Credit Funds			Principal
(in millions)	Total	Funds	Castles		Hedge Funds	PE Funds	Logan Circle	Investments
Assets Under Management
AUM - January 1, 2011	$44,613	$11,923	$3,037	$6,355	$6,773	$4,817	$11,708	$—
Capital raised	1,817	—	—	1,318	309	190	—	—
Equity raised	220	—	220	—	—	—	—	—
Increase in invested capital	3,492	237	—	25	107	3,123	—	—
Redemptions	(1,853)	—	—	(1,708)	(145)	—	—	—
SPV distribution	—	—	—	—	—	—	—	—
RCA distributions [6]	(1,222)	—	—	—	(1,222)	—	—	—
Return of capital distributions	(2,330)	(317)	(19)	—	(140)	(1,854)	—	—
Adjustment for reset date	(1,997)	(1,997)	—	—	—	—	—	—
Crystallized Incentive Income	(160)	—	—	(69)	(91)	—	—	—
Equity buyback	—	—	—	—	—	—	—	—
Net Client Flows	841	—	—	—	—	—	841	—
Income (loss) and foreign exchange transfers	292	(561)	(57)	(406)	385	(44)	975	—

AUM - Ending Balance	$43,713	$9,285	$3,181	$5,515	$5,976	$6,232	$13,524	$—

Third-Party Capital Raised	$4,177	$51	$220	$1,318	$434	$2,154	$—	$—

Segment Revenues
Management fees	$509	$132	$53	$109	$122	$73	$20	$—
Incentive income	198	(2)	—	4	78	118	—	—

Total	707	130	53	113	200	191	20	—

Segment Expenses
Operating expenses	$(343)	$(38)	$(28)	$(78)	$(128)	$(34)	$(37)	$—
Profit sharing compensation expenses	(111)	1	—	(21)	(35)	(56)	—	—

Total	(454)	(37)	(28)	(99)	(163)	(90)	(37)	—

Fund Management DE	253	93	25	14	37	101	(17)	—

Investment Income	8							8
Interest Expense	(19)							(19)

Pre-tax Distributable Earnings	$242	$93	$25	$14	$37	$101	$(17)	$(11)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.46

[6]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 2-a

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Fortress	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012

Assets Under Management
Private Equity & Castles	$13,244	$13,256	$12,708	$12,466	$12,466	$13,239	$13,826	$14,718	$14,271	$14,271
Liquid Hedge Funds	6,303	6,321	6,165	5,515	5,515	4,840	4,398	4,378	5,060	5,060
Credit Hedge Funds	6,545	6,374	6,214	5,976	5,976	6,011	5,859	5,663	5,665	5,665
Credit Private Equity Funds	4,531	4,941	5,619	6,232	6,232	6,258	5,593	6,090	7,749	7,749
Logan Circle	12,484	12,931	12,913	13,524	13,524	16,084	18,112	20,626	20,685	20,685

AUM - Ending Balance	$43,107	$43,823	$43,619	$43,713	$43,713	$46,432	$47,788	$51,475	$53,430	$53,430

Third-Party Capital Raised	$649	$811	$899	$1,818	$4,177	$2,914	$1,103	$1,183	$1,485	$6,685

Segment Revenues
Management fees	$126	$131	$131	$121	$509	$118	$114	$116	$131	$479
Incentive income	118	20	14	46	198	52	47	65	114	278

Total	244	151	145	167	707	170	161	181	245	757

Segment Expenses
Operating expenses	(93)	(79)	(83)	(89)	(344)	(82)	(81)	(82)	(91)	(336)
Profit sharing compensation expenses	(58)	(17)	(11)	(25)	(111)	(28)	(24)	(31)	(42)	(125)
Unallocated expenses	2	(1)	—	—	1	—	—		1	1

Total	(149)	(97)	(94)	(114)	(454)	(110)	(105)	(113)	(132)	(460)

Fund Management DE (before Principal Performance Payments)	95	54	51	53	253	60	56	68	113	297

Principal Performance Payments	—	—	—	—	—	(4)	(3)	(5)	(8)	(20)

Fund Management DE	$95	$54	$51	$53	$253	$56	$53	$63	$105	$277

Fortress Investment Group LLC

Exhibit 2-b

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Private Equity Funds & Castles	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012

Assets Under Management
Private Equity Funds	$10,016	$9,979	$9,471	$9,285	$9,285	$10,029	$10,436	$11,113	$10,611	$10,611
Castles	3,228	3,277	3,237	3,181	3,181	3,210	3,390	3,605	3,660	3,660

AUM - Ending Balance	$13,244	$13,256	$12,708	$12,466	$12,466	$13,239	$13,826	$14,718	$14,271	$14,271

Third-Party Capital Raised	$98	$51	$122	$—	$271	$29	$267	$768	$77	$1,141

Segment Revenues
Management fees	$47	$50	$44	$44	$185	$44	$42	$45	$45	$176
Incentive income	1	—	(3)	—	(2)	5	3	1	2	11

Total	48	50	41	44	183	49	45	46	47	187

Segment Expenses
Operating expenses	(21)	(15)	(15)	(15)	(66)	(18)	(17)	(17)	(15)	(67)
Profit sharing compensation expenses	—	—	1	—	1	(2)	(1)	—	(1)	(4)

Total	(21)	(15)	(14)	(15)	(65)	(20)	(18)	(17)	(16)	(71)

Fund Management DE (before Principal Performance Payments)	27	35	27	29	118	29	27	29	31	116

Principal Performance Payments	—	—	—	—	—	—	—	(1)	—	(1)

Fund Management DE	$27	$35	$27	$29	$118	$29	$27	$28	$31	$115

Fortress Investment Group LLC

Exhibit 2-c

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Credit Hedge Funds	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012

Assets Under Management
Drawbridge Special Opportunities Funds [7]	$5,341	$5,272	$5,227	$5,165	$5,165	$5,209	$5,168	$5,152	$5,169	$5,169
Value Recovery Funds [8]	1,204	1,102	987	811	811	802	691	511	496	496

AUM - Ending Balance	$6,545	$6,374	$6,214	$5,976	$5,976	$6,011	$5,859	$5,663	$5,665	$5,665

Third-Party Capital Raised	$149	$204	$60	$21	$434	$67	$49	$100	$31	$247

Segment Revenues
Management fees	$31	$30	$35	$26	$122	$26	$26	$24	$25	$101
Incentive income	38	16	(4)	28	78	30	26	36	38	130

Total	69	46	31	54	200	56	52	60	63	231

Segment Expenses
Operating expenses	(34)	(28)	(33)	(33)	(128)	(16)	(16)	(15)	(16)	(63)
Profit sharing compensation expenses	(17)	(7)	1	(12)	(35)	(14)	(12)	(19)	(18)	(63)

Total	(51)	(35)	(32)	(45)	(163)	(30)	(28)	(34)	(34)	(126)

Fund Management DE (before Principal Performance Payments)	18	11	(1)	9	37	26	24	26	29	105

Principal Performance Payments	—	—	—	—	—	(3)	(3)	(3)	(4)	(13)

Fund Management DE	$18	$11	$(1)	$9	$37	$23	$21	$23	$25	$92

Net Returns [9]
Drawbridge Special Opportunities LP	4.9%	2.2%	-0.8%	4.3%	10.9%	4.2%	3.3%	5.1%	4.2%	17.9%
Drawbridge Special Opportunities Ltd.	5.8%	2.9%	0.2%	2.2%	11.5%	4.8%	3.0%	4.0%	3.9%	16.6%

[7]	Combined AUM for Drawbridge Special Opportunities Fund Ltd., Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund managed accounts, Worden Fund LP and Worden Fund II LP.
[8]

Fortress will receive management fees from these funds equal to 1% of cash receipts and may receive limited incentive income if aggregate realizations exceed an agreed threshold. Prior to October 1, 2012, Fortress also earned 1% per annum of AUM of certain managed assets.

[9]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. Specific performance may vary based on, among other things, whether fund investors are invested in one or more special investments. The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding the performance of the redeeming capital accounts which relate to December 31, 2008, December 31, 2009, December 31, 2010, and December 31, 2011 redemptions.

Fortress Investment Group LLC

Exhibit 2-d

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Credit Private Equity Funds	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012

Assets Under Management
Long Dated Value Funds [10]	$619	$575	$574	$563	$563	$564	$555	$555	$483	$483
Real Assets Funds	141	123	118	112	112	102	92	97	88	88
Fortress Credit Opportunities Funds [11]	2,885	3,329	3,971	4,599	4,599	4,610	4,246	4,611	5,033	5,033
Japan Opportunity Funds [12]	886	914	956	958	958	982	700	827	2,145	2,145

AUM - Ending Balance	$4,531	$4,941	$5,619	$6,232	$6,232	$6,258	$5,593	$6,090	$7,749	$7,749

Third-Party Capital Raised	$72	$37	$425	$1,620	$2,154	$2,719	$606	$148	$831	$4,304

Segment Revenues
Management fees	$16	$17	$19	$21	$73	$22	$21	$21	$34	$98
Incentive income	57	23	20	18	118	11	14	17	27	69

Total	73	40	39	39	191	33	35	38	61	167

Segment Expenses
Operating expenses	(7)	(9)	(7)	(11)	(34)	(22)	(23)	(24)	(26)	(95)
Profit sharing compensation expenses	(28)	(12)	(8)	(8)	(56)	(8)	(8)	(8)	(13)	(37)

Total	(35)	(21)	(15)	(19)	(90)	(30)	(31)	(32)	(39)	(132)

Fund Management DE (before Principal Performance Payments)	38	19	24	20	101	3	4	6	22	35

Principal Performance Payments	—	—	—	—	—	—	—	—	(1)	(1)

Fund Management DE	$38	$19	$24	$20	$101	$3	$4	$6	$21	$34

[10]	Combined AUM for Long Dated Value Fund I, Long Dated Value Fund II, Long Dated Value Fund III and LDVF Patent Fund.
[11]

Combined AUM for Credit Opportunities Fund, Credit Opportunities Fund II, Credit Opportunities Fund III, FCO Managed Accounts, Net Lease Fund I, Global Opportunities Fund, Life Settlement Fund, Life Settlement Fund MA, SIP managed account, Real Estate Opportunities Fund and Real Estate Opportunities REOC Fund.

[12]	Combined AUM for Japan Opportunity Fund, Japan Opportunity Fund II (Dollar) and Japan Opportunity Fund II (Yen).

Fortress Investment Group LLC

Exhibit 2-e

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Liquid Hedge Funds	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012
Assets Under Management
Fortress Macro Funds [13]	$3,258	$3,143	$3,086	$2,584	$2,584	$2,429	$2,417	$2,250	$2,746	$2,746
Fortress Convex Asia Funds [14]	—	—	—	—	—	—	26	25	50	50
Drawbridge Global Macro Funds [15]	422	406	386	392	392	398	410	417	356	356
Fortress Commodities Funds [16]	1,111	1,189	1,064	875	875	473	—	—	—	—
Fortress Asia Macro Funds [17]	23	108	189	208	208	211	235	316	511	511
Fortress Partners Funds [18]	1,489	1,475	1,440	1,456	1,456	1,329	1,310	1,370	1,397	1,397

AUM - Ending Balance	$6,303	$6,321	$6,165	$5,515	$5,515	$4,840	$4,398	$4,378	$5,060	$5,060

Third-Party Capital Raised	$330	$519	$292	$177	$1,318	$99	$181	$167	$546	$993

Segment Revenues
Management fees	$27	$29	$28	$25	$109	$20	$19	$19	$19	$77
Incentive income	22	(19)	1	—	4	6	4	11	47	68

Total	49	10	29	25	113	26	23	30	66	145

Segment Expenses
Operating expenses	(21)	(18)	(19)	(20)	(78)	(17)	(17)	(17)	(23)	(74)
Profit sharing compensation expenses	(13)	2	(5)	(5)	(21)	(4)	(3)	(4)	(10)	(21)

Total	(34)	(16)	(24)	(25)	(99)	(21)	(20)	(21)	(33)	(95)

Fund Management DE (before Principal Performance Payments)	15	(6)	5	—	14	5	3	9	33	50

Principal Performance Payments	—	—	—	—	—	(1)	—	(1)	(3)	(5)

Fund Management DE	$15	$(6)	$5	$—	$14	$4	$3	$8	$30	$45

Net Returns [19]
Fortress Macro Fund Ltd	1.9%	-5.4%	-3.9%	-2.2%	-9.3%	6.2%	1.7%	2.9%	6.0%	17.8%
Drawbridge Global Macro Fund Ltd	1.7%	-6.0%	-4.0%	-2.4%	-10.5%	5.8%	1.4%	2.8%	5.9%	16.9%
Fortress Commodities Fund LP	3.0%	-6.4%	4.7%	-8.9%	-8.0%	-8.7%	-4.1%	N/A	N/A	-12.5%
Fortress Asia Macro Fund Ltd [20]	3.5%	-1.0%	-3.6%	5.0%	3.6%	5.8%	0.9%	3.6%	9.5%	21.2%
Fortress Convex Asia Fund Ltd [21]	N/A	N/A	N/A	N/A	N/A	N/A	-0.7%	-2.5%	-1.9%	-5.0%
Fortress Partners Fund LP [22]	3.3%	-0.1%	-3.0%	0.4%	0.5%	3.1%	-1.3%	5.1%	1.0%	8.0%
Fortress Partners Offshore Fund LP [22]	3.2%	-0.1%	-4.6%	-0.5%	-2.1%	2.4%	-0.3%	5.7%	-0.2%	7.7%

[13]	Combined AUM for Fortress Macro Onshore Fund LP, Fortress Macro Fund Ltd, Fortress Macro MA1 and Fortress Macro managed accounts.
[14]	Combined AUM for Fortress Convex Asia Fund LP and Fortress Convex Asia Fund Ltd.
[15]	Combined AUM for Drawbridge Global Macro Fund LP and Drawbridge Global Macro Intermediate Fund LP.
[16]

Combined AUM for Fortress Commodities Fund LP, Fortress Commodities Fund Ltd, Fortress Commodities MA1 LP and Fortress Commodities managed accounts. The Fortress Commodities Funds were closed in May 2012.

[17]	Combined AUM for Fortress Asia Macro Fund Ltd, Fortress Asia Macro Fund LP and Fortress Asia Macro managed accounts.
[18]	Combined AUM for Fortress Partners Fund LP and Fortress Partners Offshore Fund LP.
[19]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.

[20]

The 2011 returns represent returns for Class B investors; Class B is now closed to new investors. The 2012 returns represent returns for Class A investors. Certain fees payable by investors in Class B differ from the fees payable by the investors in Class A that remains open, and the returns for the different classes will vary.

[21]

The Fortress Convex Asia Funds were launched on May 1, 2012. Accordingly, the three months ended June 30, 2012 returns represent the two month period from May 1, 2012 to June 30, 2012 and the full year 2012 returns represent the eight month period from May 1, 2012 to December 31, 2012.

[22]

The returns for the Fortress Partners Funds include gains and losses from special investments. Investors’ specific performance may vary dependent upon their ownership in one or more special investments.

Fortress Investment Group LLC

Exhibit 2-f

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Logan Circle	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012
Assets Under Management
AUM - Ending Balance	$12,484	$12,931	$12,913	$13,524	$13,524	$16,084	$18,112	$20,626	$20,685	$20,685

Net Client Flows	$545	$162	$(231)	$365	$841	$2,256	$1,699	$1,980	$(202)	$5,733

Segment Revenues
Management fees	$5	$5	$5	$5	$20	$6	$6	$7	$8	$27
Incentive income	—	—	—	—	—	—	—	—	—	—

Total	5	5	5	5	20	6	6	7	8	27

Segment Expenses
Operating expenses	(10)	(9)	(9)	(10)	(38)	(9)	(8)	(9)	(11)	(37)
Profit sharing compensation expenses	—	—	—	—	—	—	—	—	—	—

Total	(10)	(9)	(9)	(10)	(38)	(9)	(8)	(9)	(11)	(37)

Fund Management DE	$(5)	$(4)	$(4)	$(5)	$(18)	$(3)	$(2)	$(2)	$(3)	$(10)

Fortress Investment Group LLC

Exhibit 3

Reconciliation of GAAP Net Income (Loss) to Pre-tax Distributable Earnings and Fund Management DE,

Reconciliation of GAAP Revenues to Segment Revenues and Reconciliation of GAAP Expenses to Segment Expenses

(dollars in millions)

	Three Months Ended				Full Year 2011	Three Months Ended				Full Year 2012
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011		March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012

GAAP Net Income (Loss)	$(255)	$(246)	$(382)	$(234)	$(1,117)	$(24)	$14	$7	$222	$219

Principals’ and Others’ Interests in Income (Losses) of Consolidated Subsidiaries	152	151	240	142	685	(6)	(9)	(6)	(120)	(141)

GAAP Net Income (Loss) Attributable to Class A Shareholders	$(103)	$(95)	$(142)	$(92)	$(432)	$(30)	$5	$1	$102	$78

Private Equity incentive income	47	9	7	(19)	44	3	(7)	14	(12)	(2)
Hedge Fund incentive income	53	(3)	(4)	(46)	—	36	26	46	(108)	—
Reserve for clawback	—	—	(5)	—	(5)	4	2	—	2	8
Distributions of earnings from equity method investees	7	1	2	1	11	2	—	2	2	6
Losses (earnings) from equity method investees	(66)	(17)	62	(13)	(34)	(31)	(21)	(48)	(42)	(142)
Losses (gains) on options	1	1	6	(3)	5	(4)	—	6	(8)	(6)
Losses (gains) on other Investments	5	4	9	5	23	(20)	(7)	(4)	(10)	(41)
Impairment of investments	—	(1)	(2)	(1)	(4)	—	—	(1)	—	(1)
Adjust income from the receipt of options	(7)	—	(6)	—	(13)	—	(13)	(9)	—	(22)
Mark-to-market of contingent consideration in business combination	(1)	(2)	—	—	(3)	—	—	—	—	—
Amortization of intangible assets and impairment of goodwill	1	—	21	—	22	—	—	—	—	—
Employee, Principal and director compensation	64	59	58	54	235	58	55	49	57	219
Principals’ forfeiture agreement expense (expired in 2011)	235	237	280	299	1,051	—	—	—	—	—
Adjust non-controlling interests related to Fortress Operating Group units	(154)	(153)	(240)	(144)	(691)	4	7	4	118	133
Tax receivable agreement liability reduction	—	—	—	(3)	(3)	7	—	—	2	9
Taxes	21	6	(3)	12	36	28	3	4	4	39

Pre-tax Distributable Earnings	$103	$46	$43	$50	$242	$57	$50	$64	$107	$278

Investment Loss (income)	(12)	3	3	(2)	(8)	(5)	(1)	(4)	(6)	(16)
Interest Expense	4	5	5	5	19	4	4	3	4	15

Fund Management DE	$95	$54	$51	$53	$253	$56	$53	$63	$105	$277

GAAP Revenues	$197	$190	$195	$277	$859	$172	$199	$181	$418	$970

Adjust management fees	—	—	—	(1)	(1)	—	—	—	—	—
Adjust incentive income	102	6	(1)	(66)	41	43	21	60	(119)	5
Adjust income from the receipt of options	(7)	—	(6)	—	(13)	—	(13)	(9)	—	(22)
Other revenues	(48)	(45)	(43)	(43)	(179)	(45)	(46)	(51)	(54)	(196)

Segment Revenues	$244	$151	$145	$167	$707	$170	$161	$181	$245	$757

GAAP Expenses	$498	$442	$501	$514	$1,955	$221	$212	$221	$254	$908

Adjust interest expense	(4)	(5)	(5)	(5)	(19)	(4)	(4)	(3)	(5)	(16)
Adjust employee, Principal and director compensation	(64)	(59)	(58)	(54)	(235)	(58)	(55)	(49)	(57)	(219)
Adjust Principals’ forfeiture agreement expense (expired in 2011)	(235)	(237)	(280)	(299)	(1,051)	—	—	—	—	—
Adjust amortization of intangible assets and impairment of goodwill	(1)	—	(21)	—	(22)	—	—	—	—	—
Adjust expense reimbursements from affiliates	(44)	(44)	(42)	(42)	(172)	(44)	(45)	(49)	(50)	(188)
Adjust Principal Performance Payments	—	—	—	—	—	(4)	(3)	(5)	(14)	(26)
Other	(1)	—	(1)	—	(2)	(1)	—	(2)	4	1

Segment Expenses	$149	$97	$94	$114	$454	$110	$105	$113	$132	$460

“Distributable earnings” is Fortress’s supplemental measure of operating performance. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (“GAAP”) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income and it is not necessarily indicative of liquidity or cash available to fund the Company’s operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 11 to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Fortress’s management uses distributable earnings:

•	in its determination of periodic distributions to equity holders;

•	in making operating decisions and assessing the performance of each of the Company’s core businesses;

•	for planning purposes, including the preparation of annual operating budgets; and

•	as a valuation measure in strategic analyses in connection with the performance of its funds and the performance of its employees.

Growing distributable earnings is a key component to the Company’s business strategy and distributable earnings is the supplemental measure used by management to evaluate the economic profitability of each of the Company’s businesses and total operations. Therefore, Fortress believes that it provides useful information to investors in evaluating its operating performance. Fortress’s definition of distributable earnings is not based on any definition contained in its amended and restated operating agreement.

“Fund Management DE” is equal to pre-tax distributable earnings excluding our direct investment-related results. It is comprised of “Segment Revenues” net of “Segment Expenses” and “Principal Performance Payments.” Fund management DE and its components are used by the Company to analyze and measure the performance of our management business on a stand-alone basis. We define our segment operating margin to be equal to fund management DE divided by segment revenues. We believe that it is useful to provide investors with the opportunity to review our management business using the same metrics. Fund management DE and its components are subject to the same limitations as pre-tax distributable earnings, as described above.

Fortress Investment Group LLC

Exhibit 4

Reconciliation of Weighted Average Class A Shares Outstanding (Used for Basic EPS) to Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

Weighted Average Class A Shares Outstanding (Used for Basic EPS)	220,660,135	190,487,829	214,399,422	186,662,670

Weighted average fully vested restricted Class A share units with dividend equivalent rights	(589,698)	(740,964)	(3,194,380)	(4,082,385)
Weighted average fully vested restricted Class A shares	(828,211)	(540,353)	(737,309)	(480,777)

Weighted Average Class A Shares Outstanding	219,242,226	189,206,512	210,467,733	182,099,508

Weighted average restricted Class A shares[23]	828,211	570,293	749,007	522,365
Weighted average fully vested restricted Class A share units which are entitled to dividend equivalent payments	589,698	740,964	3,194,380	4,082,385
Weighted average nonvested restricted Class A share units which are entitled to dividend equivalent payments	6,434,147	13,667,930	6,609,155	13,994,757
Weighted average Fortress Operating Group units	292,842,502	305,857,751	299,559,853	304,832,761
Weighted average Fortress Operating Group RPUs[24]	10,333,334	20,666,667	12,817,851	22,563,471

Weighted Average Class A Shares Outstanding (Used for DEPS)	530,270,118	530,710,117	533,397,979	528,095,247

Weighted average vested and nonvested restricted Class A share units which are not entitled to dividend equivalent payments	16,056,771	21,081,078	18,419,024	23,439,170

Weighted Average Fully Diluted Shares and Units Outstanding (Used for Diluted DEPS)	546,326,889	551,791,195	551,817,003	551,534,417

“Dividend Paying Shares and Units” represents the number of shares and units outstanding at the end of the period which were entitled to receive dividends or related distributions. It is useful in computing the aggregate amount of cash required to make a current per share distribution of a given amount per share. It excludes certain potentially dilutive equity instruments, primarily non-dividend paying restricted Class A share units, and, therefore, is limited in its usefulness in computing per share amounts. Accordingly, Dividend Paying Shares and Units should be considered only as a supplement to GAAP basic and diluted shares outstanding. The Company’s calculation of Dividend Paying Shares and Units may be different from the calculation used by other companies and, therefore, comparability may be limited.

[23]	Includes both fully vested and nonvested restricted Class A shares.
[24]	Includes both fully vested and nonvested Fortress Operating Group RPUs.

Fortress Investment Group LLC

Exhibit 5

Reconciliation of GAAP Book Value Per Share to Net Cash and Investments Per Share

(dollars and shares in thousands)

	As of December 31, 2012		As of December 31, 2011
	GAAP Book Value	Net Cash and Investments	GAAP Book Value	Net Cash and Investments
Cash and Cash equivalents	$104,242	$104,242	$333,166	$333,166
Investments	1,249,761	1,249,761	1,079,777	1,079,777
Due from Affiliates	280,557	—	298,689	—
Deferred Tax Asset	402,135	—	400,196	—
Other Assets	124,798	—	108,858	—

Assets	2,161,493	1,354,003	2,220,686	1,412,943

Debt Obligations Payable	$149,453	$149,453	$261,250	$261,250
Accrued Compensation and Benefits	146,911	—	247,024	—
Due to Affiliates	357,407	—	354,158	—
Deferred Incentive Income	231,846	—	238,658	—
Other Liabilities	59,226	—	57,204	—

Liabilities	944,843	149,453	1,158,294	261,250

Net	$1,216,650	$1,204,550	$1,062,392	$1,151,693

	GAAP Basic Shares	Dividend Paying Shares and Units	GAAP Basic Shares	Dividend Paying Shares and Units
Class A Shares	217,458	217,458	189,254	189,254
Restricted Class A Shares	828	828	570	570
Fortress Operating Group Units	249,535	249,535	305,858	305,858
Fully Vested Class A Shares - Dividend Paying	—	556	—	692
Nonvested Class A Shares - Dividend Paying	—	6,434	—	13,668
Fortress Operating Group RPUs	—	10,333	—	20,666

Shares Outstanding	467,821	485,144	495,682	530,708

Per Share	$2.60	$2.48	$2.14	$2.17

Fortress believes that Net Cash and Investments is a useful supplemental measure because it provides investors with information regarding Fortress’s net investment assets. Net Cash and Investments excludes certain assets (due from affiliates, deferred tax asset, other assets) and liabilities (due to affiliates, accrued compensation and benefits, deferred incentive income and other liabilities), its utility as a measure of financial position is limited. Accordingly, Net Cash and Investments should be considered only as a supplement to GAAP Book Value as a measure of the Company’s financial position. The Company’s calculation of Net Cash and Investments may be different from the calculation used by other companies and, therefore, comparability may be limited.